UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 18, 2007
Fidelity National Information Services, Inc.
(Exact Name of Registrant as Specified in Charter)
1-16427
(Commission File Number)

Georgia	37-1490331

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s Telephone Number, Including Area Code: (904) 854-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On January 18, 2007, Fidelity National Information Services, Inc. (the “Company”), and certain of its subsidiaries to be designated upon notice (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”) entered into a Credit Agreement, dated as of January 18, 2007, with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Bank of America, N.A., as Swing Line Lender, and other financial institutions party thereto (the “Credit Agreement”). The Credit Agreement replaces:
(a)	that certain Credit Agreement, dated as of March 9, 2005, as amended, among the Company, Fidelity National Information Solutions, Inc., Fidelity National Tax Service, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Bank of America Credit Agreement”), pursuant to which a $400 million revolving credit facility and $2.8 billion in aggregate amount of term loans were made available to the Company and certain of its subsidiaries; and

(b)	that certain Amended and Restated Credit Agreement, dated as of February 1, 2006, between the Company and Wachovia Bank, N.A., pursuant to which a $100 million revolving credit facility was made available to the Company.
The Credit Agreement, which is unsecured, provides for a committed $2.1 billion five-year term facility denominated in U.S. Dollars (the “Term Loan”) and a committed $900 million revolving credit facility (the “Revolving Loan”) with a sublimit of $250 million for letters of credit and a sublimit of $250 million for swing line loans, maturing on the fifth anniversary of the closing date (the “Maturity Date”). The Revolving Loan is bifurcated into a $735 million multicurrency revolving credit loan (the “Multicurrency Tranche”) that can be denominated in any combination of U.S. Dollars, Euro, British Pounds Sterling and Australian Dollars, and any other foreign currency in which the relevant lenders agree to make advances (collectively, the “Permitted Currencies”) and a $165 million U.S. Dollar revolving credit loan that can be denominated only in U.S. Dollars. The swingline loans and letters of credit are available as a sublimit under the Multicurrency Tranche. In addition, the Credit Agreement provides for an uncommitted incremental loan facility (the “Incremental Loan”) in the uncommitted maximum principal amount of $600 million, which will be made available only upon receipt of further commitments from lenders under the Credit Agreement sufficient to fund the amount requested by the Borrower. The Term Loan and the Revolving Loan are referred to together herein as the “Loans.”
The Term Loan was fully drawn on the closing date. A total of $557 million was borrowed under the Revolving Loan on the closing date. Each Borrower (other than any Designated Borrower that is a foreign subsidiary) has jointly and severally, unconditionally guaranteed the full and punctual payment of the Borrowers’ obligations under the Credit Agreement and related loan documents. In addition, the obligations of the Borrowers under the Credit Agreement have been jointly and severally, unconditionally guaranteed by substantially all of the domestic subsidiaries of the Company.

The Borrowers may borrow, repay and re-borrow amounts under the Revolving Loan from time to time until the maturity of the Revolving Loan. The Borrowers must make quarterly principal payments under the Term Loan in scheduled installments of:
(a)	$13,125,000 per quarter from March 31, 2007 through December 31, 2008;

(b)	$26,250,000 per quarter from March 31, 2009 through December 31, 2009; and

(c)	$52,500,000 per quarter from March 31, 2010 through September 30, 2011, with the remaining balance of approximately $1,522,500,000 payable on the Maturity Date.
In addition to the scheduled principal payments, the Term Loan is (with certain exceptions) subject to mandatory prepayment from certain issuances of debt, certain casualty and condemnation events, and certain sales of assets. Voluntary prepayments of the Loans are permitted at any time without fee (other than with respect to any Bid Rate Advances, defined below, and any breakage of eurocurrency periods applicable to the Loans being prepaid that bear interest at the eurocurrency rate) upon proper notice and subject to a minimum dollar requirement. Commitment reductions of the Revolving Loan are also permitted at any time without fee upon proper notice. The Revolving Loan has no scheduled principal payments, but it will be due and payable in full on the Maturity Date.
The outstanding balance of the Loans will bear interest at a floating rate, which will be, at the Borrowers’ option, either (a) the eurocurrency rate plus an applicable margin and mandatory cost or (b) a base rate plus an applicable margin. The applicable margin is subject to adjustment based on a leverage ratio (total indebtedness to EBITDA of the Company and its consolidated subsidiaries, as further defined in the Credit Agreement). Alternatively, the Company has the ability to request the lenders to submit competitive bids for one or more advances under the Revolving Loan (“Bid Rate Advances”).
The Credit Agreement provides procedures for lenders to submit bids for Bid Rate Advances and for the Company to accept or reject them.
The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on dividends and other restricted payments, a minimum interest coverage ratio and a maximum leverage ratio. Upon an event of default, the Administrative Agent can accelerate the maturity of the loan. Events of default include conditions customary for such an agreement, including failure to pay principal and interest in a timely manner and breach of certain covenants.

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The foregoing does not constitute a complete summary of the terms of the Credit Agreement and reference is made to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the new Credit Agreement described in Item 1.01 above, the Company terminated the Bank of America Credit Agreement on January 18, 2007 and repaid it in full before its final scheduled expiration date of March 9, 2013. The final payment was approximately $2.64 billion, including principal, interest and fees. The Company hereby incorporates the description of the other terms of the agreement that were material to the Company from Item 1.01 of the Current Report on Form 8-K of Fidelity National Financial, Inc. dated March 9, 2005. The agreement was subsequently amended to, among other things, add the Company (then named Certegy, Inc.) as a borrower and certain subsidiaries as guarantors. Bank of America, N.A., which was the administrative agent under the Bank of America Credit Agreement, is a lender under the new Credit Agreement. The Company incurred no early termination penalties in terminating the Bank of America Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The text of Item 1.01, which describes the material terms of the Credit Agreement, is incorporated into this Item 2.03 by this reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 18, 2007, by and among Fidelity National Information Services, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A., Bank of America, N.A., and other financial institutions party thereto.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Dated: January 18, 2007	By:	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 18, 2007, by and among Fidelity National Information Services, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A., Bank of America, N.A., and other financial institutions party thereto.

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